Exhibit 99.1
1 Fountain Square Chattanooga, TN 37402 www.unum.com

news	FOR IMMEDIATE RELEASE
Contacts
	MEDIA	Natalie Godwin ngodwin@unum.com

	INVESTORS	Matt Royal 423-294-1037 mroyal@unum.com

Unum Group's board of directors authorizes
$200 million share repurchase program for 2023

CHATTANOOGA, Tenn. (December 1, 2022) – Unum Group (NYSE:UNM) announced today that its board of directors has approved a share repurchase program authorizing the company to repurchase up to $200 million of its common stock from time to time from January 1, 2023 through December 31, 2023. This program follows the company’s current share repurchase program, which expires on December 31, 2022.

The timing and amount of share repurchases will be determined by management based on its evaluation of market conditions and other considerations. Repurchases may be made in open market transactions at prevailing prices, in privately negotiated transactions (including accelerated share repurchase programs), pursuant to preset trading plans meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, or by other means in accordance with federal securities laws. The program may be suspended, modified, or terminated by the board at any time.

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UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

ABOUT UNUM GROUP

Unum Group (NYSE:UNM) is an international provider of workplace benefits and services and has been helping workers and their families for more than 170 years. Through its Unum and Colonial Life brands, the company offers disability, life, accident, critical illness, dental, vision and stop-loss insurance; leave and absence management support and behavioral health services. In 2021, Unum reported revenues of $12.0 billion and paid $8.2 billion in benefits. The Fortune 500 company is one of the 2022 World's Most Ethical Companies, recognized by the Ethisphere® Institute.

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FORWARD-LOOKING STATEMENTS

Certain statements in this release, including statements relating to the timing, amount, and manner of future stock repurchases, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on management's current expectations and beliefs concerning future developments and their potential effects upon Unum Group and its subsidiaries. Unum Group’s actual results may differ, possibly materially, from expectations or estimates reflected in such forward-looking statements. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements can be found in Part 1, Item 1A (Risk Factors) of Unum Group’s Annual Report on Form 10-K for the year ended December 31, 2021. The forward-looking statements in this release speak only as of the date of this release, and Unum Group does not undertake to update any particular forward-looking statement included in this release.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.